Mewe World, Inc.

INVOICE

Nodechain Inc. (NODC)

5445 Oceanus Drive Ste 102

Huntington Beach, CA 92649

March 15th, 2018

Invoice is for 40 GPU Mining rigs at a rate of $5,500 per GPU Mining Rig Thirty (30) GPU computer mining rigs with (5) NVDA 1070 and 1070Ti Chip GPUs Ten (10) GPU computer mining rigs with five (5) AMD Sapphire 570 and 580 GPUs Amount Due: $220,000 U.S. payable within 60-days from the date of this invoice.

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Our mailing address is: Mewe World, Inc. 5445 Oceanus Drive STE 102 Huntington Beach, CA 92649

~ Thank you for your business. ~